Exhibit 10.66#

Kent Robertson
NSO

Stock Option Agreement

(Nonstatutory Stock Option)

Subject to the following terms, Fenix Parts, Inc., a Delaware corporation (the “Company”), grants to Kent Robertson (“Grantee”) on January 6, 2017 (the “Grant Date”) a nonstatutory stock option (the “Option”) to purchase 76,531 shares of the Company’s common stock, par value $.001 per share (the “Option Shares”), at $2.80 per share (the “Exercise Price”), immediately exercisable, subject to expiration on January 6, 2020 (the “Expiration Date”)
Terms of Option

1.	Option Not Granted under Incentive Stock Plan
The Option has not been granted under the Fenix Parts, Inc. 2014 Amended and Restated Incentive Stock Plan.

2.	Exercisability
The Option may be exercised in whole or in part at any time prior to its Expiration Date.

3.	Manner of Exercise
The Option may be exercised in respect of a whole number of Option Shares (and only in respect of a whole number) by:
(a)    written notice of exercise to the Company’s Board of Directors (the “Board”) at the Company’s principal executive offices which is received prior to the Option’s Expiration Date; together with
(b)    full payment of the Exercise Price of the Option Shares in respect of which the Option is exercised; and
(c)    full payment of an amount equal to the Company’s federal, state and local withholding tax obligation, if any, in connection with the Option’s exercise.

4.	Manner of Payment
Grantee’s payment of the Exercise Price of the Option Shares in respect of which the Option is exercised, and his payment of the Company’s withholding tax obligation, if any, in connection with the exercise, shall be made by check or by a wire transfer of immediately available funds. Payment also may be made in any other manner specifically permitted by the Board at the time of exercise.

5.	Transferability
The Option may not be transferred, assigned or pledged (whether by operation of law or otherwise), except as provided by will or the applicable laws of intestacy. The Option shall not be subject to execution, attachment or similar process.

6.	No Right to Employment
Nothing in this Agreement shall be considered to confer on Grantee any right to continue to be employed by the Company or any subsidiary or to limit the right of the Company or any subsidiary to terminate such employment.

7.	No Stockholder Rights
Grantee shall not have any rights as a stockholder of the Company in respect of any of the Option Shares unless and until Option Shares are issued to Grantee following his exercise of the Option.

8.	Unregistered Shares and Restrictive Legends
Grantee hereby represents and warrants to the Company that Grantee understands, and Grantee hereby agrees, that (a) the Option and Option Shares, if acquired hereunder, are and will be, respectively, acquired by the Grantee solely for Grantee's own account, for investment purposes only, with no view to the distribution of same (b) the Option and the Option Shares that may be acquired hereunder are not and will not, respectively, be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities or "blue sky" laws and may not be sold or otherwise transferred or disposed of in the absence of (i) an effective registration statement under the Securities Act and under any applicable state securities or "blue sky" laws or (ii) exemptions from the registration requirements thereof; (c) the Option Shares that may be acquired hereunder shall bear restrictive legends to this effect; (d) the exemption from registration under the Securities Act pursuant to Rule 144, if relied upon by Grantee, prohibits Grantee’s sale of the Option Shares that may be acquired hereunder prior to 6 months (and in certain cases 1 year) after Grantee has acquired ownership of the Shares, subject to satisfaction of certain other Rule 144 conditions; and (e) the Option is a non-qualified stock option, which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986.

9.	Governing Law
This Agreement shall be governed in accordance with the laws of the State of Illinois.

10.	Binding Effect
This Agreement shall be binding on the Company and its successors and on Grantee and Grantee’s heirs, legatees and legal representatives.

11.	Effective Date
Upon Grantee’s acceptance of this Agreement, this Agreement shall become effective, retroactive to the Grant Date, without the necessity of further action by either the Company or Grantee.
Fenix Parts, Inc.

By    /s/ Steve Dayton
Steven Dayton
Chairman, Compensation Committee

Acceptance by Grantee

I accept this Stock Option Agreement and agree to be bound by all of its terms.
/s/ Kent Robertson

Kent Robertson